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                                                                     EXHIBIT 4.2

               FIRST AMENDMENT TO THE RANDALLS FOOD MARKETS, INC.

                            ESOP/401(k) SAVINGS PLAN

                   (AMENDED AND RESTATED AS OF APRIL 1, 1997)

                              W I T N E S S E T H:

        WHEREAS, Randalls Food Markets, Inc. (the "Employer") presently maintains the Randalls Food Markets, Inc. ESOP/401(k) Savings Plan (the "Plan"); and

        WHEREAS, the Employer, pursuant to Section 9.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

        NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

        1. Effective April 1, 1997, Section 1.33A is hereby added to the Plan as follows:

            1.33A "Income" means the income or losses allocable to "excess amounts" which shall equal the sum of the allocable gain or loss for the "applicable computation period" and the allocable gain or loss for the period between the "applicable computation period" and the date of distribution ("gap period"). The income allocable to "excess amounts" for the "applicable computation period" and the "gap period" is calculated separately and is determined by multiplying the income for the "applicable computation period" or the "gap period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period". The denominator of the fraction is the total "account balance" attributable to "Employer contributions" as of the end of the "applicable computation period" or the "gap period", reduced by the gain allocable to such total amount for the "applicable computation period" or the "gap period" and increased by the loss allocable to such total amount for the "applicable computation period" or the "gap period." The provisions of this Section shall be applied:

            (a) For purposes of Section 4.2(g), by substituting:

                (1) "Excess Deferred Compensation" for "excess amounts";

                (2) "taxable year of the participant" for "applicable
            computation period";

                (3) "Deferred Compensation" for "Employer contributions"; and

                (4) "Participant's Elective Account" for "account balance."

            (b) For purposes of Section 4.7(a), by substituting:

                (1) "Excess Contributions" for "excess amounts";

                (2) "Plan Year" for "applicable computation period";
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                (3) "Elective Contributions" for "Employer contributions"; and

                (4) "Participant's Elective Account" for "account balance."

            (c) For purposes of Section 4.9(a), by substituting:

                (1) "Excess Aggregate Contributions" for "excess amounts";

                (2) "Plan Year" for "applicable computation period";

                (3) "Matching Contributions made pursuant to Section 4.1(a)(2)
            and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.8(c)" for "Employer contributions"; and

                (4) "Matching Contribution Account" for "account balance."

        In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the "gap period." Under the "safe harbor method," allocable Income for the "gap period" shall be deemed to equal ten percent (10%) of the Income allocable to "excess amounts" for the "applicable computation period" multiplied by the number of calendar months in the "gap period." For purposes of determining the number of calendar months in the "gap period," a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

        Effective April 1, 1997, Sections 4.2(g), 4.7(a), 4.9(a) and 4.9(b) are hereby amended by changing all references to "income" therein to "Income."

        IN WITNESS WHEREOF, the Employer has executed this First Amendment to the Randalls Food Markets, Inc. ESOP/401(k) Savings Plan on this 10th day of May, 1997.

                                       RANDALLS FOOD MARKETS, INC.


                                       By: /s/ Janice R. Schilmoeller
                                           _____________________________________

                                       Name: JANICE R. SCHILMOELLER
                                             ___________________________________

                                       Title: Vice President of Risk Management
                                              __________________________________


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